Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of September 13, 2024, by and between Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), and Alumni Capital LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to $4,000,000 of shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to a Party, any individual, a corporation or any other legal entity, directly or indirectly, controlling, controlled by or under common control with such Party. For purpose of this definition, the term “control,” as used with respect to any corporation or other entity, means (a) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such corporation or other entity or (b) the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble hereof.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Base Registration Statement” shall have the meaning specified in Section 6.3.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 8.2(f).

“Bloomberg” shall mean Bloomberg, L.P.

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Common Stock” shall have the meaning set forth in the Recitals.

“Clearing Costs” shall mean all of the Investor’s broker and Transfer Agent costs with respect to the deposit of the Purchase Notice Securities.

“Closing” shall mean any one of the closings of a purchase and sale of Purchase Notice Securities pursuant to Section 2.3(c).

“Closing Date” shall mean the date on which a Closing occurs, which shall occur no later than four (4) Business Days after delivery of a Purchase Notice and the corresponding Purchase Notice Securities.

“Commitment Amount” shall mean $4,000,000.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) December 31, 2024, or (ii) the date on which the Investor shall have purchased Securities pursuant to this Agreement for an aggregate purchase price of the Commitment Amount.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Current Report” has the meaning set forth in Section 6.2.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost, and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Dispute Submission Deadline” shall have the meaning set forth in Section 10.16(a).

“DRS” shall mean the DTC’s Direct Registration System.

“DRS Eligible” shall mean that (a) the Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DRS system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Securities are otherwise eligible for delivery via DRS, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Purchase Notice Securities, as applicable, via DRS.

“DRS Shares” shall mean Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DRS account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

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“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Securities are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Purchase Notice Securities, as applicable, via DWAC.

“DWAC Shares” shall mean Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 8.2(g).

“Execution Date” shall mean the date of the last signature of this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Future SEC Documents” shall have the meaning set forth in Section 8.2(k).

“Indemnified Party” shall have the meaning set forth in Section 7.4.

“Indemnifying Party” shall have the meaning set forth in Section 7.4.

“Initial Purchase Notice Limitation” shall mean $1,500,000.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” shall mean a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“Party” shall mean a party to this Agreement.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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“Principal Market” shall mean any of the national securities exchanges (i.e. NYSE, NYSE American, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Prospectus” shall have the meaning specified in Section 6.3.

“Prospectus Supplement” shall have the meaning specified in Section 6.3.

“Purchase Notice Amount” shall mean the product of the number of Purchase Notice Securities referenced in the Purchase Notice multiplied by the applicable Purchase Price in accordance with Section 2.1.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A hereto, to the Investor setting forth the Purchase Notice Securities which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Date” shall have the meaning specified in Section 2.3(a).

“Purchase Notice Securities” shall mean all Common Stock that the Company shall be entitled to issue as set forth in all Purchase Notices in accordance with the terms and conditions of this Agreement.

“Purchase Price” shall mean the lowest traded price of the Common Stock on the Principal Market for the five (5) Business Days prior to the Closing Date with respect to a Purchase Notice, as reported by Bloomberg, multiplied by eighty percent (80%).

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Regular Purchase Notice Limitation” shall mean $1,000,000.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“Required Dispute Documentation” shall have the meaning set forth in Section 10.16(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” shall mean the Purchase Notice Securities to be issued to the Investor pursuant to the terms of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Subsidiary” shall mean any Person that the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Transaction Documents” shall mean this Agreement and all exhibits hereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE OF SECURITIES

Section 2.1 Purchase Notices. Subject to the conditions set forth herein, at any time during the Commitment Period, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase, and the Investor shall have the obligation to purchase from the Company, the number of Purchase Notice Securities set forth on the Purchase Notice at the Purchase Price, provided that the amount of Purchase Notice Securities shall not exceed the Initial Purchase Notice Limitation with respect to the first Purchase Notice, the Regular Purchase Notice Limitation with respect to all Purchase Notices after the first Purchase Notice, or the Beneficial Ownership Limitation set forth in Section 8.2(f). The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing.

Section 2.2 Deliveries; Closing.

(a) Purchase Notice Delivery. In accordance with Section 2.1 and subject to the satisfaction of the conditions set forth in Section 8.2, the Company shall deliver the Purchase Notice Securities as DWAC Shares or DRS Shares to the Investor pursuant to Section 2.3(b) alongside the delivery of each Purchase Notice by email at the Investor’s email address set forth in Section 10.17 and by overnight courier at the Investor’s address set forth in Section 10.17. A Purchase Notice shall be deemed delivered on (i) the Business Day that both the Purchase Notice Securities are received and the Purchase Notice has been received by email by the Investor if both conditions are met on or prior to 8:00 a.m. New York time or (ii) the next Business Day if the conditions are met after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day (the “Purchase Notice Date”).

(b) Delivery of Purchase Notice Securities. No later than 8:00 a.m. New York time on the Purchase Notice Date, the Company shall deliver the Purchase Notice Securities as DWAC Shares or DRS Shares to the Investor.

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(c) Closing. The Investor shall pay to the Company the Purchase Notice Amount with respect to the applicable Purchase Notice as full payment for such Purchase Notice Securities purchased by the Investor under the applicable Purchase Notice via wire transfer of immediately available funds as set forth below on the Closing Date. The Company shall not issue any fraction of a share of Common Stock pursuant to any Purchase Notice. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole Share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount or issuance of Common Stock expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants the following to the Company:

Section 3.1 Intent. The Investor is entering into this Agreement and purchasing the Securities for its own account, and not as nominee or agent, for investment purposes and not with a view towards, or for a sale in connection with, a “distribution” (as such term is defined in the Securities Act), and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 No Legal Advices From The Company. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax, or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 Accredited Investor. The Investor is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 Authority. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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Section 3.5 Not An Affiliate. The Investor is not an officer, director, or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 Organization and Standing. The Investor is an entity duly formed, validly existing, and in good standing under the laws of the State of Delaware with full right and limited partnership or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7 Absence of Conflicts. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 Disclosure; Access to Information. The Investor has had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities including a total loss. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.9 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10 No Prior Short Selling. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities or any other Company’s securities.

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Section 3.11 No Disqualification Events. None of the Investor, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Investor participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Investor’s outstanding voting equity securities, calculated on the basis of voting power (each, an “Investor Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event.

Section 3.12 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company represents and warrants the following to the Investor, as of the Execution Date:

Section 4.1 Organization of the Company. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has Subsidiaries as disclosed in the SEC Documents.

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Section 4.2 Authority. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 Capitalization. As of the date hereof, the Company is authorized to issue 200,000,000 shares of Common Stock, of which 98,023,765 shares are issued and outstanding. The Company has not issued any securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of securities to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents and this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional securities or Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4 Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed in the SEC Documents, the Company is and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

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Section 4.5 SEC Documents; Disclosure. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules, and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6 Valid Issuances. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Assuming the accuracy of the representations of the Investor in Article III of this Agreement and subject to the filings described in Section 4.7 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

Section 4.7 No Conflicts. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Securities, do not and will not (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than (i) any SEC or state securities filings that may be required to be made by the Company in connection with the execution of this Agreement or the issuance of Securities pursuant hereto, or (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market, which, in each case, have been made or will be made in a timely manner); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

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Section 4.8 No Material Adverse Effect. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in the SEC Documents.

Section 4.9 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, NASDAQ inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, SEC inquiry, FINRA inquiry, NASDAQ inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the Company has been issued by or, to the actual knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the Company, there is no pending investigation by the SEC involving the Company or any current officer or director of the Company.

Section 4.10 Acknowledgment Regarding Investor’s Purchase of Securities. Based solely on the Investor’s representations and warranties, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

Section 4.11 No General Solicitation. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

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Section 4.12 No Integrated Offering. None of the Company, its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

Section 4.13 Placement Agent; Other Covered Persons. The Company has not engaged any Person to act as a placement agent, underwriter, broker, dealer, or finder in connection with the sale of the Securities hereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Securities.

Section 4.14 Registration Statement. At the time of the filing of the Registration Statement, New Registration Statement, or any amendment thereto, the Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact in the Registration Statement or New Registration Statement, as the case may be, or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective registration statement filed or any post-effective amendment or prospectus which is a part of the foregoing.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1 Short Sales and Confidentiality. During the period from the Execution Date to the end of the Commitment Period, neither the Investor, nor any Affiliate of the Investor acting on its behalf or pursuant to any understanding with it, shall execute (i) any “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction which establishes a net short position with respect to the Securities or any other Company’s securities. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of Securities reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2 Compliance with Law; Trading in Securities. The Investor’s trading activities with respect to the Securities shall be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of the Principal Market.

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Section 5.3 Voting. For so long as the Investor owns or controls at least 5% of the total issued and outstanding shares of Common Stock at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, the Investor shall, including by executing a written consent if requested by the Company, vote (or cause to be voted) the Shares in favor of each director nominated by the Board of Directors of the Company and each proposal recommended by the Board. For the avoidance of doubt, this Clause is intended to constitute a voting agreement entered into under Section 218(c) of the Delaware General Corporation Law..

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1 Listing of Shares. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Securities on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 6.2 Filing of Current Report. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 Filing of Prospectus Supplement. The Company has prepared and filed a Registration Statement on Form S-3 with the SEC in accordance with the provisions of the Securities Act, which was declared effective by order of the SEC on December 12, 2023 (File No. 333-275843) (the “Base Registration Statement”). The Base Registration Statement is effective under the Securities Act and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Base Registration Statement or the prospectus contained therein (the “Prospectus”), or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Base Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any prospectus supplement thereto, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities hereunder. The SEC has not notified the Company of any objection to the use of the form of the Base Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company was at the time of the filing of the Base Registration Statement eligible to use Form S-3. As of the Execution Date, the Company is currently eligible to use the Base Registration Statement. The Company and, until the filing of the Company’s next annual report on Form 10-K, is not subject to the limitations set forth in General Instruction I.B.6 of Form S-3. All corporate action required to be taken for the authorization, issuance, and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Base Registration Statement, the Prospectus and the Prospectus Supplement (as defined below).

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The Company shall file with the SEC, within five (5) Business Days (i) from the Execution Date, a prospectus supplement covering the offering and sale of the Securities (the “Prospectus Supplement”) and (ii) from the Closing Date, a prospectus supplement covering the sale of Common Stock pursuant to each Purchase Notice. The Prospectus Supplement shall relate to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing required information previously omitted from the Prospectus at the time of effectiveness of the Base Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Base Registration Statement and the Prospectus as of the date of the Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Company shall permit the Investor to review and comment upon the Prospectus Supplement within a reasonable time prior to their filing with the SEC and the Company shall give reasonable consideration to all such comments. The Investor shall furnish to the Company such information regarding itself, the Company’s securities beneficially owned by the Investor, and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company’s securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement with the SEC. At the time of the filing of the Prospectus Supplement, the Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact in the Prospectus (as supplemented by the Prospectus Supplement) or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective registration statement filed or any post-effective amendment or prospectus which is a part of the foregoing. The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the Prospectus not to be in compliance with Section 5(b) or 10 of the Securities Act and shall use its best efforts thereafter to file with the SEC any post-effective amendment to the Base Registration Statement, amended Prospectus or Prospectus Supplement in order to comply with Section 5(b) or 10 of the Securities Act..

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents (an “Indemnified Party”) from and against any claim or suit by third parties for Damages resulting from or arising out of (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation by the Indemnifying Party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred by the Indemnified Party except to the extent that such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligent, recklessness or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of the Investor to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by the Company in reliance upon and in conformity with information furnished to the Company by the Investor for use in the Registration Statement, any post-effective amendment thereof, Prospectus, or any preliminary prospectus or final prospectus (as amended or supplemented).

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Section 7.2 Procedures. Promptly after receipt by an Indemnified Party of notice of the commencement of any claim or suit for which indemnification may be available pursuant here to, such Indemnified Party shall, if a claim in respect thereof is to be made against any Indemnifying Party hereunder, deliver to the Indemnifying Party a written notice of the commencement thereof; but the failure to so notify the Indemnifying Party will not relieve it of liability under this Article VII except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for the Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 7.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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ARTICLE VIII
CONDITIONS TO DELIVERY OF
PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 8.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Purchase Notice Securities. The obligation of the Company hereunder to issue and sell the Purchase Notice Securities to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing as though made at each such time.

(b) Performance by the Investor. The Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Investor at or prior to each Closing.

(c) Principal Market Regulation. The Company shall have no obligation to issue any Purchase Notice Securities, and the Investor shall have no right to receive any Purchase Notice Securities, if the issuance of such Purchase Notice Securities would exceed the aggregate number of Securities which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market.

Section 8.2 Conditions Precedent to the Obligation of the Investor to Purchase the Purchase Notice Securities. The obligation of the Investor hereunder to purchase the Purchase Notice Securities is subject to the satisfaction of each of the following conditions:

(a) Effective Base Registration Statement. The Base Registration Statement, Prospectus, and any amendment or supplement thereto, shall have been declared effective and shall remain effective for the resale of the Registrable Securities at all times until the Closing with respect to the subject Purchase Notice, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement, the Prospectus, or the Prospectus Supplement shall exist. The Investor shall not have received any notice from the Company that the Prospectus, Prospectus Supplement, and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

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(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to such Closing.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) No Suspension of Trading in or Delisting of Shares. The trading of the Securities shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Securities shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Securities, as contemplated by this Section 8.2(e), the Investor shall have the right to return to the Company any amount of Purchase Notice Securities associated with such Purchase Notice, and the Commitment Amount with respect to such Purchase Notice shall be refunded accordingly.

(f) Beneficial Ownership Limitation. The number of Purchase Notice Securities then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Securities then owned by the Investor beneficially owned (as such term is defined under the Exchange Act) by the Investor, would result in the Investor beneficially owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 8.2(f), if the amount of Securities outstanding is greater or lesser on a Closing Date than on the date on which the Purchase Notice associated with such Closing Date is given, the amount of Securities outstanding on such date of issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Securities made pursuant to this Agreement, would beneficially own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. If the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company, the Investor will provide the Company with evidence of the Investor’s then existing Securities beneficially owned. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Securities outstanding immediately prior to the issuance of Securities issuable pursuant to a Purchase Notice. To the extent that the Beneficial Ownership Limitation would be exceeded in connection with a Closing, the number of Securities issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(g) Principal Market Regulation. The Company shall have no right to issue and the Investor shall have no obligation to purchase any Purchase Notice Securities if the issuance of aggregate Purchase Notice Securities would exceed equals 19.99% of the Company’s outstanding Common Stock as of the date hereof (the “Exchange Cap”), unless and until the Corporation receives the approval of its stockholders as required by the applicable rules and regulations of any Principal Market on which any securities of the Company are listed. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, or similar transaction.

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(h) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or the Prospectus or Prospectus Supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(i) No Violation of Stockholder Approval Requirement. The issuance of the Securities shall not violate the stockholder approval requirements of the Principal Market.

(j) DWAC Eligible. The Securities must be DWAC Eligible and not subject to a “DTC chill.”

(k) SEC Documents. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act after the Execution Date (the “Future SEC Documents”) (1) shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, and (2) as of their respective dates, such Future SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such Future SEC Documents, and none of such Future SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IX
LEGENDS

Section 9.1 No Restrictive Legend. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Securities.

Section 9.2 Investor’s Compliance. Nothing in this Article IX shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Securities.

ARTICLE X
MISCELLANEOUS

Section 10.1 Force Majeure. No Party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including but not limited to acts of God, epidemic or pandemic, natural disaster, labor disturbances, terrorist attack, riots, or wars, and any action taken, or restrictions or limitations imposed, by government or public authorities.

Section 10.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

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Section 10.3 Termination. The Company may terminate this Agreement at any time by written notice to the Investor. This Agreement shall automatically terminate on the end of the Commitment Period.

Section 10.4 Assignment. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither any of the Transaction Documents nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 10.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated in Section 7.4.

Section 10.6 Termination. This Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period, or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Section 10.7 Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 10.8 Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Notwithstanding the foregoing, the Parties agree that the amount of fifteen thousand dollars ($15,000), representing legal fees of the Investor for this Agreement and the transactions related hereto, shall be deducted from the applicable Purchase Price to be paid by the Investor to the Company for the Purchase Notice Securities, pursuant to the first Purchase Notice delivered pursuant to this Agreement.

Section 10.9 Clearing Costs. The Company shall pay the Clearing Costs associated with each Closing, and any Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied on the Company in connection with the delivery of any Securities to the Investor.

Section 10.10 Counterparts and Execution. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the Parties, all of which together will constitute one instrument, will be deemed to be an original, and will be enforceable against the Parties. The Transaction Documents may be delivered to the other Party hereto by email of a copy of the Transaction Documents bearing the signature of the Party so delivering the Transaction Documents. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature. The signatories to this Agreement each represent and warrant that they are duly authorized by the Parties with the power and authority to bind the Parties to the terms and conditions thereof.

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Section 10.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any Party.

Section 10.12 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.13 Agreement Not to be Construed Against Drafter. The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment. The Parties agree with each and every provision contained in this Agreement and agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 10.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.15 Amendments; Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.16 Publicity. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, other than as required by law or for legal compliance, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing Party shall provide the other Party with prior notice of such public statement. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

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Section 10.17 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF (with read receipt or a written confirmation of delivery or receipt), addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

Address: 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831

Telephone: (609) 730-0400

E-mail: tpagliara@oceanpowertech.com

If to the Investor:

Address: 80 S.W. Eighth St., 20th Floor, Miami FL, 33131

Telephone: (917) 793-1173

E-mail: operations@alumnicapital.com

Either Party hereto may from time to time change its address or email for notices under this clause by giving prior written notice of such changed address to the other party hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ Philipp Stratmann
Name:	Philipp Stratmann
Title:	Chief Executive Officer
Date:	September 13, 2024

ALUMNI CAPITAL LP

By:	ALUMNI CAPITAL GP LLC

By:	/s/ Ashkan Mapar
Name:	Ashkan Mapar
Title:	Manager
Date:	September 13, 2024

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EXHIBIT A

FORM OF PURCHASE NOTICE

TO: ALUMNI CAPITAL LP

We refer to the Purchase Agreement (the “Agreement”), dated as of September 13, 2024, entered into by and between Ocean Power Technologies, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby certify that, as of the date hereof, the conditions set forth in Article VIII of the Agreement are satisfied, and we hereby elect to exercise our right pursuant to the Agreement to require you to purchase ______ Purchase Notice Securities.

The Company acknowledges and agrees that the amount of Purchase Notice Securities shall not exceed the Initial Purchase Notice Limitation or Regular Purchase Notice Limitation applicable to such Purchase Notice or the Beneficial Ownership Limitation.

The Company’s wire instructions are as follows:

[Insert Wire Instructions]

OCEAN POWER TECHNOLOGIES, INC.

By:
Name:
Title:	Chief Executive Officer
Date:	September [●], 2024

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